Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On Sepetember 28, 2017, Aptevo Therapeutics Inc. (“Aptevo” or the “Company”) completed the sale to Saol International Limited (“Saol”) of three hyperimmune products marketed by the Company: WinRho® SDF for autoimmune platelet disorder and hemolytic disease of the newborn; HepaGam B® for the prevention of Hepatitis B following liver transplantation and for treatment following hepatitis B exposure; and VARIZIG® for treatment following exposure to varicella zoster virus for individuals with compromised immune systems (the “Hyperimmune Business”). The purchase price is up to $74.5 million and includes an upfront payment of $65.0 million and an additional potential milestone payment totaling up to $7.5 million related to the achievement of certain gross profit based milestones. In addition, the Company may receive up to $2.0 million related to collection of certain accounts receivable after the closing. Saol has deposited $3.25 million of the upfront amount in an escrow account for the purposes of satisfying any indemnification claims brought by Soal pursuant to the LLC purchase agreement.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2017, gives effect to the disposition of the Hyperimmune Business as if it had occurred on June 30, 2017. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2017 and the year ended December 31, 2016 each give effect to the disposition of the Hyperimmune Business as if it had occurred on January 1, 2016.  The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Rule 8-05 of Regulation S-X.  Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed consolidated financial statements. In the Company’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made.

The unaudited pro forma condensed consolidated statements do not purport to represent what the Company’s financial position or results of operations would have been had the disposition of the Hyperimmune Business actually occurred on the dates indicated above, nor are they indicative of future financial position or results of operations. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical condensed consolidated financial statements and related notes for the periods presented.

Aptevo Therapeutics Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 30, 2017

(in thousands, except share and per share amounts)

ASSETS	Consolidated
	Historial	Hyperimmune	ProForma
	Aptevo Inc.	Business	Adjustments	Notes	Pro Forma
Current assets:
Cash and cash equivalents	$22,269	$—	$60,425	(a)	$82,694
Restricted cash	400	—	—		400
Short-term investments	25,958	—	—		25,958
Accounts receivable, net	4,715	(3,176)	—		1,539
Inventories	7,984	(6,055)	—		1,929
Prepaid expenses and other current assets	5,867	—	3,250	(b)	9,117
Total current assets	67,193	(9,231)	63,675		121,637
Property and equipment, net	6,205				6,205
Intangible assets, net	13,493	(6,998)	—		6,495
Total assets	$86,891	$(16,229)	$63,675		$134,337
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$5,349	$(472)	$—		$4,877
Accrued compensation	2,944	(102)	—		2,842
Sales rebates and discounts	2,146	(1,781)	—		365
Deferred revenue, current portion	1,444	(574)	—		870
Total current liabilities	11,883	(2,929)	—		8,954
Deferred revenue, net of current portion	2,796	—	—		2,796
Long-term debt, net	18,745	—	—		18,745
Other liabilities	2,047	—	—		2,047
Total liabilities	35,471	(2,929)	—		32,542
Stockholders’ equity:
Preferred stock: $0.001 par value; 15,000,000 shares authorized, zero shares issued or outstanding	—	—	—		—
Common stock: $0.001 par value; 500,000,000 shares authorized; 21,309,744 shares issued and outstanding at June 30, 2017	21	—	—		21
Additional paid-in capital	153,239	—	—		153,239
Accumulated other comprehensive loss	(14)	—	—		(14)
Contribution receivable from former parent	—	—	—		—
Accumulated deficit	(101,826)	(13,300)	63,675	(c)	(51,451)
Total stockholders’ equity	51,420	(13,300)	63,675		101,795
Total liabilities and stockholders’ equity	$86,891	$(16,229)	$63,675		$134,337

See accompanying notes to unaudited pro forma condensed consolidated financial information.

Aptevo Therapeutics Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2017

(in thousands, except share and per share amounts)

	Historical
	Consolidated	Hyprimmune
	Aptevo Inc.	Business	Pro Forma
Revenues:
Product sales	$18,131	$(12,506)	$5,625
Collaborations	42	—	42
Total revenues	18,173	(12,506)	5,667
Costs and expenses:
Cost of product sales	6,385	(5,143)	1,242
Research and development	12,701	(41)	12,660
Selling, general and administrative	19,302	(993)	18,309
Loss from operations	(20,215)	(6,329)	(26,544)
Other income (expense):
Other income (expense), net	(919)	—	(919)
Total other income (expense), net	(919)	—	(919)
Loss before income taxes	(21,134)	(6,329)	(27,463)
Benefit from income taxes	—	—	—
Net loss	(21,134)	(6,329)	(27,463)
Net loss per share - basic and diluted	$(1.01)	—	$(1.31)
Shares used to compute net loss per share - basic and diluted	21,012,760	—	21,012,760

Aptevo Therapeutics Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2016

(in thousands, except share and per share amounts)

	Historical
	Consolidated	Hyperimmune
	Aptevo Inc.	Business	Pro Forma
Revenues:
Product sales	$36,254	$(26,449)	$9,805
Collaborations	180	—	180
Total revenues	36,434	(26,449)	9,985
Costs and expenses:
Cost of product sales	24,182	(11,715)	12,467
Research and development	29,518	(398)	29,120
Selling, general and administrative	38,666	(3,096)	35,570
Impairment of goodwill and intangible assets	71,013	—	71,013
Loss from operations	(126,945)	(11,239)	(138,184)
Other income (expense):
Other income (expense), net	(810)	—	(810)
Total other income (expense), net	(810)	—	(810)
Loss before income taxes	(127,755)	(11,239)	(138,994)
Benefit from income taxes	15,340	—	15,340
Net loss	(112,415)	(11,239)	(123,654)
Net loss per share - basic and diluted	$(5.55)	—	$(6.11)
Shares used to compute net loss per share - basic and diluted	20,239,160	—	20,239,160

Aptevo Therapeutics Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Note 1.  Basis of Presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the transaction, (2) factually supportable, and (3) with respect to the pro forma condensed consolidated statements of operations, expected to have a continuing impact on the Company.

The pro forma condensed consolidated financial statements do not necessarily reflect what the consolidated Company’s financial condition or results of operations would have been had the transaction occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2. Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The following adjustments have been made to the accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2017:

(a)	Represents the total cash consideration received at closing, net of $1,325,282 in closing and transaction costs, and after excluding $3,250,000 held in escrow to satisfy any indemnification claims.

(b)	Amount includes $3,250,000 related to cash consideration at closing that is being held in escrow to satisfy any indemnification claims.

(c)

Represents the non-recurring estimated gain on sale that would have been recorded if we had completed the Hyperimmune Business sale on June 30, 2017. Due to the utilization of net operating loss carryforwards, the gain is not expected to result in a related income tax expense.